UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2018

PROFIRE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36378	20-0019425
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

321 South 1250 West, Suite 1, Lindon, Utah
(Address of principal executive offices)

84042
(Zip code)

801 796-5127
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revise financial standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01.	Entry into a Material Definitive Agreement

On May 7, 2018, Profire Energy, Inc. (the “Company”) entered into a Stock Redemption Agreement (the “Hatch Agreement”) with Hatch Family Holdings Company, LLC, which is wholly owned by Brenton W. Hatch, the Company’s Chairman and Chief Executive Officer. Also on May 7, 2008, the Company entered into a Stock Redemption Agreement (the “Albert Agreement” and, together with the Hatch Agreement, the “Agreements”) with Harold Albert, the Company’s co-founder and a member of the Board of Directors of the Company. Pursuant to the Agreements, the Company repurchased 638,977 shares of the Company’s Common Stock from Mr. Hatch and 638,977 shares of the Company’s Common Stock from Mr. Albert for an aggregate purchase price of $3,999,996.02, or $3.13 per share, which represents the 30-day average of the closing price of the Company’s Common Stock as reported by the Nasdaq Capital Market for the 30 trading days immediately preceding May 2, 2018.

The shares of Common Stock sold by Mr. Hatch represent approximately 5% of the total shares of Common Stock held by Mr. Hatch prior to the redemption. Mr. Hatch entered into the Hatch Agreement in order to diversify his personal investment portfolio and to facilitate his estate planning. After the sale of these shares, Mr. Hatch will continue to own 11,930,976 shares of the Company’s Common Stock, representing approximately 25% of the Company’s total outstanding shares of Common Stock, and he continues to be the largest shareholder of the Company.

The shares of Common Stock sold by Mr. Albert represent just under 6% of the total shares of Common Stock held by Mr. Albert prior to the redemption. Mr. Albert entered into the Albert Agreement in order to diversify his personal investment portfolio following his retirement from day-to-day operations of the Company in March 2017. After the sale of these shares, Mr. Albert will continue to own 10,453,448 shares of the Company’s Common Stock, representing approximately 22% of the Company’s total outstanding shares of Common Stock.

The shares repurchased pursuant to the Agreements were not purchased as part of the Company's previously announced share repurchase program, which remains in effect through May 31, 2018.

The foregoing description of the Agreements does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated in this Item 1.01 by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Stock Redemption Agreement between Profire Energy, Inc. and Hatch Family Holdings Company, LLC
10.2	Stock Redemption Agreement between Profire Energy, Ind. and Harold Albert

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFIRE ENERGY, INC.

Date: May 9, 2018	By:	/s/ Brenton W. Hatch
Brenton W. Hatch
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Redemption Agreement between Profire Energy, Inc. and Hatch Family Holdings Company, LLC
10.2	Stock Redemption Agreement between Profire Energy, Inc. and Harold Albert

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